Accounting for the Acquisitions of
Accounting for the Acquisitions of
Seadrift Coke L.P. and C/G Electrodes LLC
Seadrift Coke L.P. and C/G Electrodes LLC
February 22, 2011
February 22, 2011
Exhibit 99.2

2 2
Forward Looking Statement
NOTE ON FORWARD-LOOKING STATEMENTS:  This presentation and related discussions may contain forward-looking statements about such matters as: our outlook for 2011; the impact of acquired businesses; growth prospects; the markets we serve, our profitability, cash flow, and liquidity; future sales, costs, working capital, revenues, and  business opportunities; future operational performance; strategic plans; stock repurchase plans; costs of materials and production;
supply chain management; the impact of cost competitiveness and liquidity initiatives; changes in production capacity or efficiency; capital expenditures; future prices and demand for our products; product quality; investments and acquisitions that we may make in the future; the integration of Seadrift and St. Marys into our operations; financing (including factoring and supply chain financing) activities; debt levels; our customers' operations and demand for their products; our position in markets we serve; regional and global economic and industry market conditions, including our expectations concerning their impact on us and our customers and suppliers; conditions and changes in the global financial and credit markets; tax rates and the effects of jurisdictional mix; and currency exchange and interest rates.
We have no duty to update these statements.  Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, from those set forth in these statements due to various factors, including: the extent of any adjustments to our preliminary 2010 fourth quarter and full year results; the actual timing of the filing of our Form 10-K with the SEC and potential effects of delays in such filing; failure to achieve earnings or other estimates; failure to successfully develop and commercialize new or improved products; adverse changes in inventory or supply chain management; limitations or delays on capital expenditures; business interruptions;
delays or changes in or non-consummation of investments or acquisitions that we may make in the future; failure to successfully integrate into our business any completed investments and acquisitions; failure to achieve expected synergies or the performance or returns expected from any completed investments or acquisitions; inability to protect our intellectual property rights or infringement of intellectual property rights of others; changes in market prices of our securities; changes in our ability to obtain financing on acceptable terms; adverse changes in labor relations; adverse developments in legal proceedings; non-realization of anticipated benefits from organizational changes and restructurings; negative developments relating to health, safety or environmental compliance or remediation or liabilities; downturns, production reductions or suspensions, or changes in steel and other markets we or our customers serve; declines in demand; intensified competition and price or margin decreases, including growth by producers in developing countries; graphite electrode and needle coke manufacturing capacity increases; adverse differences between actual graphite electrode prices and spot or announced prices; consolidation of steel producers; mismatches between manufacturing capacity and demand; significant changes in our provision for income taxes and effective income tax rate; changes in the availability or cost of key inputs, including petroleum-based coke or energy; changes in interest or currency exchange rates; inflation or deflation; failure to satisfy conditions to government grants; changes in government fiscal and monetary policy; a protracted regional or global financial or economic crisis; and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us. This news release does not constitute an offer or solicitation as to any securities. References to street or analyst earnings estimates mean those published by First Call.

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Executive Summary
• Strategic rationale and business case for acquisitions of Seadrift and C/G
(St. Marys) remain strong and has already resulted in value creation for
GrafTech.
• Integration of the assets is progressing as planned.  Our assessment of operational, tax and working capital synergies potential is consistent with our earlier expectations.
• Purchase price accounting adjustments are now complete and remain consistent with prior expectations.
• We will articulate on this call key accounting adjustments related to the acquisitions.
Summary of acquisition impact in Q4 2010
Summary of pro forma modeling considerations for 2011
• The purchase price accounting adjustments will impact the P&L and may change net income and/or EPS results, however the adjustments are all non-cash and will not impact cash flow results.

4 4
• The combination of GrafTech, Seadrift and St. Marys will allow us to be the best positioned graphite electrode supplier in the world:
Largest producer of graphite electrodes globally
Only graphite electrode producer backward integrated to needle coke production
Industry’s low-cost producer
World class R&D Center provides strong support to both needle coke and graphite electrode products
Two North American graphite electrode facilities are strategically located to serve customers better than anyone else in the industry
Leverage our sales relationships and customer technical service arc furnace know-how to provide superior value to our customers
• Integration and execution of synergies proceeding well
Acquisitions Significantly Strengthen GrafTech
Business Model
This combination of three great teams creates a platform for sustainable future growth

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Purchase Price Accounting Principles
Purchase price accounting requires consideration to be assigned to fair value of assets acquired and liabilities assumed in the acquisition, with the difference being goodwill.
•
Fair value adjustments resulted in a step-up of the values of tangible assets including inventory, property, plant and equipment (PP&E), etc.
•
Purchase price accounting required identification and valuation of intangible assets such as customer relationships, technology and know-how and trade names
•
Tangible and intangible assets will be depreciated/amortized over the determined useful lives using straight line or accelerated methods
•
We are also required to step-up our previously held 18.9% interest in
Seadrift to fair value, resulting in the recognition of a gain in income

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$936,664 Total Consideration
77,342 Fair value of GTI’s 18.9% interest in Seadrift (3)
$859,322 Consideration paid to seller
249,444 Cash
142,598 Zero Coupon Five-Year Senior Subordinated Promissory Notes (2)
$467,280 Fair value of common shares issued
$    19.47 Price per share (1)
24,000 GTI common shares issued
(1) Volume weighted average share price on November 30, 2010
(2) Discounted using an interest rate of 7%
(3) Recognized a $9.6 million gain on previously held interest (fair value of previous 18.9% interest, less the 11/30/10 carrying value)
Purchase Price Accounting
Final Consideration
(Dollars in thousands, except per share)
(Unaudited)

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Purchase Price Accounting
Fair Value Adjustments
(Dollars in thousands)
(Unaudited)
(14,130) (14,130) Accounts Payable
(83,305) (1) - Deferred Tax Liabilities
$936,664 $197,442
(8,039) (5,860) Other Net Assets/(Liabilities)
489,244 - Goodwill
158,200 - Intangible Assets
280,710 109,202 Property, plant and equipment
82,665 76,261 Inventory (FIFO)
23,079 23,729 Accounts Receivable
$  8,240 $ 8,240 Cash
Fair Value Book Value
(1) Tax effect of differences between book and tax fair values
Replacement value of fixed assets and net working capital
estimated to be $1 billion

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•
Inventory is recorded at fair value at the date of closing.
•
Finished goods and work in process have been stepped-up
from carrying cost basis to fair value.
Purchase Price Accounting
Inventory Step-Up
(Dollars in thousands)
(Unaudited)
Inventory Step-Up $6,404 $1,691 $4,713
Q4 P&L Impact
2011 P&L Impact
Approximately 65% of the 2011 step-up will impact the first quarter
Fair Value Step-up

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•
PP&E is recorded at fair value at the date of closing.
•
Straight line deprecation based on average asset useful lives of
15 years.
•
2012 and beyond depreciation expense will increase by $2.3
million to $8.1 million.
Purchase Price Accounting
Property, Plant & Equipment (PP&E) Step-Up
(Dollars in thousands)
(Unaudited)
PP&E Step-Up $171,508 $562 $5,810
Q4 P&L Impact
2011 P&L Impact
Fair Value Step-Up

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Purchase Price Accounting
Amortization of Intangible Assets
(Dollars in thousands)
(Unaudited)
$1,880                        $22,447 $158,200
124                           1,473 7,900 Trade Names
498                           5,973 42,800 Technology and Know-How
$1,258                       $15,001 $107,500 Customer Relationships
Q4 Amortization 2011 Amortization Fair Value
•
Amortization calculated using straight line or accelerated methods.
•
Useful lives range from 5 to 15 years.

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Nov Jan Feb Mar Apr May Jun Jul Aug Sep Oct Dec
Margin I/C Sale Margin Margin Margin Margin Margin Margin Margin I/C Sale I/C Sale I/C Sale
I/C Sale Margin Margin Margin Margin Margin Margin Margin I/C Sale I/C Sale I/C Sale
I/C Sale Margin Margin Margin Margin Margin Margin I/C Sale I/C Sale I/C Sale
I/C Sale Margin Margin Margin Margin Margin I/C Sale I/C Sale I/C Sale
Margin Margin Margin Margin Margin Margin Margin Margin Margin Margin Margin Margin
Intercompany
sales to Graftech
Sales to 3
rd
Party
customers
• Seadrift sales to internal GrafTech customers (intercompany sales) do not have margin as GAAP requires the elimination of Intercompany profit in reported results.
• As GrafTech begins to sell the electrodes/finished product which contains Seadrift coke as a primary raw material, margin will be recognized on the third party sales.
• Intercompany elimination impact to Q4 2010 was $0.5 million, 2011 impact is anticipated to be approximately $12 million to $14 million.
I/C Sale I/C Sale I/C Sale I/C Sale Margin Margin Margin Margin
Timing difference causes a shift of margin to be
recognized in the latter half of 2011.
Intercompany Sales – Seadrift to GrafTech/St. Marys

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Summary of Acquisition Impact: Q4 2010
Summary of Acquisition Impact: Q4 2010
*Unaudited
Seadrift and St. Marys will be included in our Industrial Materials segment
Q4 2010 Adjustments*
•
Intercompany sales of $1.2 million, intercompany profit elimination of
$0.5 million
•
Inventory step-up resulted in $1.7 million increase in cost of goods sold expense
•
Adjusted fair value for PP&E and intangibles resulted in increased depreciation and amortization of $2.4 million
Q4 2010 Non-recurring items*
•
Recognized a $9.6 million gain in income on previously held minority interest in Seadrift
•
Deferred tax liabilities recognized in Seadrift and St. Marys purchase price accounting resulted in a $30.3 million valuation allowance release
•
Customary transaction costs incurred of $2.9 million

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Modeling the Pro Forma Business: 2011
•
Intercompany sales from Seadrift to GrafTech/St. Marys will not be recognized until an electrode is sold (approximately 4 month lag), at which point intercompany profit will be eliminated
(estimated 2011 impact of approximately $12 million to $14
million)
•
Inventory step-up will result in $4.7 million increase in cost of goods sold expense
•
Adjusted fair value for PP&E and intangibles will result in
increased depreciation and amortization of $28.3 million
Impact of Purchase Price Accounting is Consistent with Prior Expectations

14 14 Questions? • Q4 2010 Earnings Release - February 24, 2011 Upcoming Earnings Phone: 216.676.2000 Fax: 216.676.2202 Email: kelly.taylor@graftech.com Internet: www.graftech.com Contact Us